EXHIBIT 99.1

                       ANDRX CORPORATION AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS


FINANCIAL STATEMENTS OF ANCIRC:

Report of Independent Certified Public Accountants                        1

Balance Sheets
   as of December 31, 1996 and 1995                                       2

Statements of Operations
   for the years ended December 31, 1996 and 1995 and
   the period from inception (July 8, 1994) to December 31,
   1994, and the cumulative period from inception
   (July 8, 1994) to December 31, 1996                                    3

Statements of Partners' Deficit
   for the years ended December 31, 1996 and 1995 and
   the period from inception (July 8, 1994) to
   December 31, 1994                                                      4

Statements of Cash Flows
   for the years ended December 31, 1996 and 1995 and
   the period from inception (July 8, 1994) to December 31,
   1994 and the cumulative period from inception (July 8,
   1994) to December 31, 1996                                             5

Notes to Financial Statements                                             6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Partners of
    ANCIRC:

We have audited the accompanying balance sheets of ANCIRC (a New York general partnership in the development stage) as of December 31, 1996 and 1995, and the related statements of operations, partners' deficit and cash flows for the years ended December 31, 1996 and 1995, for the period from inception (July 8, 1994) to December 31, 1994 and for the cumulative period from inception (July 8, 1994) to December 31, 1996. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ANCIRC as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, for the period from inception (July 8, 1994) to December 31, 1994 and for the cumulative period from inception (July 8, 1994) to December 31, 1996 in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
    January  31, 1997.

                                     ANCIRC

                        (A DEVELOPMENT STAGE PARTNERSHIP)

                                 BALANCE SHEETS



                                     ASSETS
                                     ------
                                                             December 31,
                                                         1996           1995
                                                      ----------    -----------
CURRENT ASSETS:
Cash and cash equivalents                             $  700,946    $    84,927
                                                      ----------    -----------

       Total current assets                              700,946         84,927
                                                      ----------    -----------
Laboratory equipment, net of accumulated
  depreciation of $6,278                                  25,112           --
                                                      ----------    -----------

       Total assets                                   $  726,058    $    84,927
                                                      ==========    ===========

                        LIABILITIES AND PARTNERS' DEFICIT
                        ---------------------------------

CURRENT LIABILITIES:
Due to joint venture partners                         $1,045,542    $ 1,275,830
Accounts payable                                           2,328          9,415
                                                      ----------    -----------

       Total current liabilities                       1,047,870      1,285,245
                                                      ----------    -----------

PARTNERS' DEFICIT:
SR Six, Inc.                                            (160,906)      (655,505)
Circasub, Inc.                                          (160,906)      (544,813)
                                                      ----------    -----------

       Total partners' deficit                          (321,812)    (1,200,318)
                                                      ----------    -----------

       Total liabilities and partners' deficit        $  726,058    $    84,927
                                                      ==========    ===========

                 The accompanying notes to financial statements
                  are an integral part of these balance sheets

                                     ANCIRC

                        (A DEVELOPMENT STAGE PARTNERSHIP)

                            STATEMENTS OF OPERATIONS


                                                                                                  CUMULATIVE
                                                                                 PERIOD FROM     PERIOD FROM
                                                                                  INCEPTION       INCEPTION
                                                                                (JULY 8, 1994)  (JULY 8, 1994)
                                                     YEAR ENDED    YEAR ENDED         TO             TO
                                                    DECEMBER 31,  DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                        1996          1995           1994            1996
                                                    ------------  ------------  --------------  --------------
RESEARCH AND DEVELOPMENT EXPENSES:
  Purchased research and development services        $ 3,841,625   $ 2,825,305     $ 422,189      $ 7,089,119
  Operating supplies                                     142,871       310,638        83,813          537,322
  Other                                                   54,277        47,824        21,140          123,241
                                                     -----------   -----------     ---------      -----------

     Total research and development expenses           4,038,773     3,183,767       527,142        7,749,682
                                                     -----------   -----------     ---------      -----------
     Operating loss                                   (4,038,773)   (3,183,767)     (527,142)      (7,749,682)
                                                     -----------   -----------     ---------      -----------

INTEREST INCOME                                           16,961         9,829           762           27,552
                                                     -----------   -----------     ---------      -----------


     Net loss                                        $(4,021,812)  $(3,173,938)    $(526,380)     $(7,722,130)
                                                     ===========   ===========     =========      ===========

                 The accompanying notes to financial statements
                    are an integral part of these statements

                                     ANCIRC

                        (A DEVELOPMENT STAGE PARTNERSHIP)


                         STATEMENTS OF PARTNERS' DEFICIT




                                                    SR SIX, INC.   CIRCASUB, INC.     TOTAL
                                                    ------------   -------------   ------------
Initial contributions by joint venture partners      $   300,000    $   200,000    $   500,000

Net loss                                                (315,828)      (210,552)      (526,380)
                                                     -----------    -----------    -----------

Balance, December 31, 1994                               (15,828)       (10,552)       (26,380)

Additional contribution by joint venture partners      1,200,000        800,000      2,000,000

Net loss                                              (1,839,677)    (1,334,261)    (3,173,938)
                                                     -----------    -----------    -----------

Balance, December 31, 1995                              (655,505)      (544,813)    (1,200,318)

Additional contributions by joint venture partners     2,505,505      2,394,813      4,900,318

Net loss                                              (2,010,906)    (2,010,906)    (4,021,812)
                                                     -----------    -----------    -----------

Balance, December 31, 1996                           $  (160,906)   $  (160,906)   $  (321,812)
                                                     ===========    ===========    ===========

                 The accompanying notes to financial statements
                    are an integral part of these statements

                                     ANCIRC


                        (A DEVELOPMENT STAGE PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                                                                                                                CUMULATIVE
                                                                                               PERIOD FROM     PERIOD FROM
                                                                                                INCEPTION       INCEPTION
                                                                                              (JULY 8, 1994)  (JULY 8, 1994)
                                                               YEAR ENDED       YEAR ENDED          TO              TO
                                                              DECEMBER 31,     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                  1996             1995            1994            1996
                                                              ------------     ------------   --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                  $(4,021,812)     $(3,173,938)     $(526,380)     $(7,722,130)
    Depreciation                                                    6,278             --             --              6,278
    Increase (decrease) due to joint
     venture partners                                            (230,288)         748,850        526,980        1,045,542
    Increase (decrease) in accounts payable                        (7,087)           9,415           --              2,328
                                                              -----------      -----------      ---------      -----------
          Cash provided by (used in) operating activities      (4,252,909)      (2,415,673)           600       (6,667,982)
                                                              -----------      -----------      ---------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of laboratory equipment                              (31,390)            --             --            (31,390)
                                                              -----------      -----------      ---------      -----------


          Cash used in investing activities                       (31,390)            --             --            (31,390)
                                                              -----------      -----------      ---------      -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
    Contributions by joint venture partners                     4,900,318        2,000,000        500,000        7,400,318
                                                              -----------      -----------      ---------      -----------

          Cash provided by financing activities                 4,900,318        2,000,000        500,000        7,400,318
                                                              -----------      -----------      ---------      -----------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                616,019         (415,673)       500,600          700,946

CASH AND CASH EQUIVALENTS, beginning of
   period                                                          84,927          500,600           --               --
                                                              -----------      -----------      ---------      -----------

CASH AND CASH EQUIVALENTS, end of period                      $   700,946      $    84,927      $ 500,600      $   700,946
                                                              ===========      ===========      =========      ===========


                 The accompanying notes to financial statements
                    are an integral part of these statements

                                     ANCIRC

                        (A DEVELOPMENT STAGE PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995



(1)  GENERAL:

ANCIRC (a joint venture) was formed on July 8, 1994 by SR Six, Inc., a wholly owned subsidiary of Andrx Corporation (the "Andrx Partner") and Circasub, Inc., a wholly owned subsidiary of Watson Pharmaceuticals, Inc. (the "Watson Partner"). Under the terms of the joint venture agreement (the "Agreement") as amended on October 30, 1995 (the "Amendment Date"), the purpose of ANCIRC is to develop, manufacture and market at least eight controlled-release generic pharmaceutical products. The Andrx Partner will cause certain of its other subsidiaries to perform the research and develop formulations for the products and market and distribute any of ANCIRC's products upon regulatory approval. The Watson Partner will perform the manufacturing of the products and provide the regulatory support for ANCIRC's products. To date, the sole activity of ANCIRC has been research and development. As of December 31, 1996, no products have been submitted for regulatory approval.

The partnership interests for the period from inception to the Amendment Date were 60% and 40% for the Andrx Partner and the Watson Partner, respectively. Effective as of the Amendment Date, the partnership interests are 50% for both the Andrx Partner and the Watson Partner.

ANCIRC is managed by and under the direction of a management committee which is composed of six members. Three members are appointed by each of the joint venture partners. The management committee oversees the operations of ANCIRC and is responsible for making all major decisions.

       MANAGEMENT'S PLANS-

As of December 31, 1996, since inception (July 8, 1994), ANCIRC has incurred net losses of $7,722,130. Management anticipates incurring additional losses in the near term as the focus of ANCIRC's business is research and development. The joint venture partners are committed to the funding of ANCIRC's future operations.

The likelihood of the success of ANCIRC must be considered in light of the problems, expenses, complications and delays frequently encountered in connection with the development of new business ventures. These business risks include dependence on a limited number of key personnel and market acceptance of ANCIRC's products.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       CASH AND CASH EQUIVALENTS-

All highly liquid investments with an original maturity of three months or less are considered cash equivalents.

           FAIR VALUE OF FINANCIAL INSTRUMENTS-

The carrying amounts of cash and cash equivalents, accounts payable and due to joint venture partners approximate fair value due to the short maturity of these instruments.

           LABORATORY EQUIPMENT-

Laboratory equipment is recorded at cost and depreciation is provided using the straight-line method over an estimated life of five years.

           PURCHASED RESEARCH AND DEVELOPMENT SERVICES-

Purchased research and development services consist of ANCIRC's research costs, performed and incurred by the joint venture partners, and billed to ANCIRC. Purchased research and development services are expensed as incurred.

           USE OF ESTIMATES-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  RELATED PARTY TRANSACTIONS:

Expenses reported by ANCIRC primarily represent expenses incurred by the joint venture partners in research and development related to ANCIRC's products. As of December 31, 1996, ANCIRC had amounts due to the Andrx Partner and the Watson Partner of $376,633 and $668,909, respectively. As of December 31, 1995 amounts due to the Andrx Partner and the Watson Partner were $1,004,986 and $270,844, respectively. Such amounts are included in "Due to joint venture partners" in the accompanying balance sheets.

(4)  INCOME TAXES:

ANCIRC is organized as a partnership. Accordingly, taxable income or loss is reported in the tax returns of the individual partners.

(5)  PARTNERS' DEFICIT:

As discussed in Note (1), as of the Amendment Date, the interest of the Andrx Partner and the Watson Partner shall each be 50%. Under the terms of the Agreement, the Watson Partner was not required to contribute additional capital to ANCIRC to equalize the capital accounts as of the Amendment Date. The Partners' capital accounts will be equalized in future periods out of net cash flow or upon liquidation, to the extent funds are available.


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